                                                                   Exhibit 10(x)



                   Employment Agreement between Boston Service
                 Company, Inc., t/a Hann Financial Service Corp.
                  and Michael J. Wimmer, dated February 1, 2000

                              EMPLOYMENT AGREEMENT

     AGREEMENT made this 1st day of February, 2000, by and between Boston Service Company, Inc., t/a Hann Financial Services Corporation, a New Jersey corporation (the "Company"), and Michael J. Wimmer, an adult individual whose principal residence is at 34 Southwood Drive, Cherry Hill, NJ 08034 (the "Executive").

                                   Background

     Executive currently serves as one of the principal executive officers of the Company. Company, all of the shareholders of the Company and Susquehanna Bancshares, Inc. ("Susquehanna") have heretofore entered into a Share Exchange Agreement dated November 17, 1999 (the "Share Exchange Agreement"), pursuant to which Susquehanna has agreed to acquire all of the issued and outstanding shares of capital stock of the Company in accordance with the terms and provisions set forth therein. In connection with the Share Exchange Agreement, and in consideration therefore, the Company desires to induce the Executive to remain in the Company's employment, and the Executive hereby agrees to accept continuation of employment with the Company, on the terms and subject to the conditions hereinafter set forth.

     1.   Position. The Company hereby agrees to continue the Executive's
          --------
employment, and the Executive hereby agrees to continue employment with the Company, as President and Chief Executive Officer of the Company.

     2.   Duties.
          ------

          2.1 The Executive agrees to assume such duties and responsibilities
(i) as may be consistent with the position of President and Chief Executive Officer of the Company, and (ii) as may be assigned to the Executive by the Board of Directors or by the by-laws of the Company, from time to time, and which shall also be consistent with the position of President and Chief Executive Officer of the Company and shall not interfere with Executive's duties and responsibilities as President and Chief Executive Officer of the Company. No change in the duties of the Executive shall in any way diminish the compensation payable to him pursuant to the provisions of paragraph 4 hereof.

          2.2 The Executive agrees to devote his skill, attention, energies and best efforts to the performance of his duties under this Agreement consistent with practices and policies established from time to time by the Company, and shall not, during the term of this Agreement, actively engage in any other business activity; provided, however, that the Executive may serve on the boards of directors or trustees of (i) the entities listed on Schedule 2.2 attached hereto, consistent with past practice, and so long as such activities do not significantly interfere with the performance of Executive's responsibilities under this Agreement and (ii) other civil, social or business organizations as a member if (a) the Executive gives the Company's Board of Directors written notice of his intent to serve on any such board and the Company's Board of Directors does not object, and (b) such service does not interfere with the Executive's ability to discharge his duties and responsibilities to the Company hereunder. Notwithstanding anything herein to the contrary, the Executive shall terminate any such service on any other board upon reasonable request by the Company.

          3.   Period of Employment. Unless terminated earlier pursuant to
               --------------------
subparagraph 7.4, 10.1 or 10.2 hereof, the period of employment (the "Period of Employment") shall be ten (10) years from the date hereof.

          4.   Compensation. For all services rendered by the Executive under
               ------------
this Agreement, the Company shall pay to the Executive compensation as provided below:

               4.1 Base Salary. Commencing on the date hereof and continuing
                   -----------
during the Period of Employment, the Company shall pay the Executive an annual base salary of $250,000 (less any withholding as required by law). Such base salary shall be paid in equal installments for pay periods established by the Company's standard payroll procedures applicable to all employees.

               4.2 Bonus. The Company shall pay to the Executive annual bonus
                   -----
compensation calculated in accordance with the formula set forth in Schedule 4.2 attached hereto and made a part hereof.

               4.3 Annual Review. The Compensation Committee of Susquehanna, or
                   -------------
its nominee, shall perform an annual review of this Agreement and the Executive's performance with the Company. The results of such review shall be reported to the Company and to the Executive and shall be memorialized in the minutes of the meetings of the Company's Board of Directors.

     5. Executive Expenses. Subject to such general executive expense account
        ------------------
policies as the Company may from time to time adopt, the Company will pay or reimburse the Executive upon presentation of vouchers or invoices for reasonable expenses incurred by the Executive in the performance of his duties in carrying out the terms and provisions of this Agreement, including, without limitation, expenses for such items as entertainment, travel, meals, hotel and similar items. In the event that any reimbursed expenses are disallowed by the Internal Revenue Service as deductions to the Company, the Executive shall retain such reimbursed expense amounts which the Executive shall treat and report as additional compensation and which the Company may treat as deductible salary expense.

     The Company also shall provide the Executive during his employment under this Agreement with the full time use of a car selected by the Executive and comparable to the car available at present, and shall provide automobile insurance and reimburse gasoline expenses consistent with past practice. Such car shall be selected and maintained in accordance with the Company's general policy on cars for managers having need of a car for business use, and consistent with past practice shall be replaced at the request of the Executive once during every twelve-month period.

     6.   Vacations. Executive will be entitled to no less than four (4) weeks
          ---------
of paid vacation annually, to be taken at times reasonably convenient to the Company.

     7.   Benefits.
          --------

          7.1 The Executive shall be entitled to group term life insurance insuring the Executive's life during the term of employment, disability insurance coverage, and accidental death and dismemberment benefits, including death benefit, in such amounts and in such coverage as shall be consistent with the insurance coverage programs available to other salaried executives of the Company, as a subsidiary of Susquehanna, as the same may change from time to time. The Executive shall designate the beneficiary of such policy and benefits.

          7.2 The Executive shall be entitled to major medical and health insurance coverage for the Executive and his immediate family on such terms, in such amounts and in such coverage as shall be consistent with the insurance coverage programs available to other salaried executives of the Company generally, as a subsidiary of Susquehanna, as the same may change from time to time. Such insurance shall contain no exclusions for pre-existing conditions.

          7.3 The Executive shall be entitled to participate in the pension and profit sharing plans of the Company in such amounts and under such terms as shall be consistent with the programs available to other salaried executives of the Company, as a subsidiary of Susquehanna, as the same may change from time to time.

          7.4 If the Executive becomes and continues to be permanently disabled, such disability to be defined as the Executive's inability, as a result of illness, incapacity, disease or calamity to perform a substantial part of his reasonable duties as set forth herein, with no reasonable expectation that the Executive will be able to resume the performance of his reasonable duties, the Company shall continue to pay to the Executive the base salary set forth in paragraph 4, above, and, except as otherwise provided in this paragraph, all other benefits as set forth in this Agreement for a period of no less than six
(6) months following the commencement of such permanent disability. Any provision of this Agreement notwithstanding, the Executive shall be conclusively deemed to be permanently disabled if he is physically or mentally unable to perform his duties or a substantial part thereof for a period of six consecutive months. The Executive shall have no right to earn any bonus compensation during such period of time. At the end of such six-month period, if such permanent disability continues, this Agreement shall terminate at the option of the Company in its sole discretion and the Company shall have no further obligation to the Executive under this Agreement other than in connection with such benefits as may be available under such disability insurance programs and other programs as may be provided at that time pursuant to subparagraphs 7.1 and 7.2 hereof.

          7.5 Except for incentive compensation (which shall be governed exclusively by subparagraph 4.2 of this Agreement), to the extent such benefits are not specifically described or duplicated hereinabove in this paragraph 7, the Executive shall also be entitled to participate, when eligible (as and to the extent of any other eligible executive of the Company), in any and all thrift, profit sharing, benefit and pension and similar plans, now or hereafter maintained by the Company and offered by the Company to its salaried, non-union executives generally; provided, however, that in the Company's discretion the Executive shall be entitled to participate in any stock option or bonus plans maintained or offered by the Company or Susquehanna.

     8. Confidential Information. During the Period of Employment, and at any
        ------------------------
time thereafter, the Executive shall not, without the consent of the Board of Directors of the Company, disclose to any person, firm or corporation any customer lists, trade secrets, reports, correspondence, mailing lists, manuals, advertising brochures, sample contracts, price lists, employee lists, prospective employee lists, letters, records or any other confidential information relating to the business of the Company or any Affiliate (as defined in subparagraph 17.2 hereof) of the Company.

     9. Property Rights. Executive agrees that all literary work, copyrightable
        ---------------
material or other proprietary information or materials developed by the Executive during the term of this Agreement and relating to, or capable of being used or adopted for use in, the business of the Company shall inure to and be the property of the Company and must be promptly disclosed to the Company. Both during employment by the Company and thereafter, the Executive shall, at the expense of the Company, execute such documents and do such things as the Company reasonably may request to enable the Company or its nominee (i) to apply for copyright or other intellectual property right protection in the United States, Canada and elsewhere for any literary work or proprietary information hereinabove referred in this paragraph or (ii) to be vested with any such copyright or other such protection in the United States, Canada and elsewhere.

     10.  Termination.
          -----------

          10.1 This Agreement may be terminated at any time upon action of the Executive by not less than two (2) months notice to the Company. The Executive agrees in the event of termination under this subparagraph to cooperate, advise and consult the Company as needed to assist in the transition of the Executive's replacement during such two (2) month period and thereafter for a period of four
(4) months during reasonable times and under reasonable circumstances, and the Company agrees to compensate the Executive consistent with the terms of this Agreement during such time period.

          10.2 This Agreement shall only be terminated by the Company for cause, which shall include, and be limited to: (a) the Executive's personal dishonesty;
(b) the Executive's incompetence; (c) the Executive's willful misconduct; (d) the Executive's breach of fiduciary duty involving personal profit; (e) the Executive's intentional failure to perform stated duties; (f) the Executive's willful violation of any law, rule or regulation (other than traffic violations or similar offenses); (g) the issuance of a final cease-and-desist order by a state or federal agency having jurisdiction over the Company or any entity which controls the Company to the extent such cease-and-desist order requires the termination of the Executive; or (h) a material breach by the Executive of any provision of this Agreement. Any termination by the Company, under this subparagraph 10.2 shall result in the immediate termination of Executive's employment under this Agreement.

          10.3 If this Agreement is terminated under subparagraphs 10.1 or 10.2 hereof, the Company shall be obligated to pay the Executive his base salary to the date of such termination, plus any other benefits to be provided to the Executive following termination of this Agreement pursuant to paragraph 7 above.

          10.4 Upon termination of employment hereunder, the Executive shall not malign, criticize or otherwise disparage the Company, Susquehanna or their respective officers, directors or Affiliates.

     11. Records. Upon the termination of employment hereunder, the Executive
         -------
shall deliver to the Company all correspondence, reports, customer lists, office keys, manuals, advertising brochures, sample contracts, price lists, employee lists, prospective employee lists, mailing lists, letters, records and any and all other documents pertaining to or containing information relative to the business of the Company, and the Executive shall not remove any of such records either during the course of employment or upon the termination thereof.

     The Executive understands that in the event of a violation of the provisions of this paragraph 11, the Company shall have the right to seek injunctive relief, in addition to any other existing rights provided herein or by operation of law, without the requirement of posting bond. The remedies provided in this paragraph 11 shall be in addition to any legal or equitable remedies existing between the Executive and the Company, and shall not be construed as a limitation upon, or as alternative or in lieu of, such remedies.

     12. Prohibited Assignment. The Executive shall have no right to exchange,
         ---------------------
convert, encumber or dispose of the rights to receive the benefits or payments under this Agreement, which payments, benefits and rights thereto are expressly declared to be non-assignable and non-transferable.

     13. Indemnification. To the extent permitted by law, the Company shall
         ---------------
indemnify the Executive and hold him harmless from all liability and claims, whether meritorious or not, including the cost of defense thereof (including reasonable attorneys' fees) which have arisen or accrued or which hereafter may arise or accrue and are based upon any act or omission which the Executive has taken or committed or hereafter may take or commit on behalf of or in connection with the Company in his official capacity, so long as the following conditions are met with respect to such claim or liability: (a) if within the scope of responsibility of the Executive, such action was taken in the exercise of reasonable business judgment or (b) if not within the scope of the Executive's responsibility, (i) at the time of such act or omission the Board of Directors of the Company had knowledge of the facts or circumstances pursuant to which such act was taken or such omission occurred and (ii) no written objection to such act or omission was duly made by the Board of Directors and provided to the Executive; provided, however, that in no event shall the Company indemnify the Executive for any breach by the Executive of the Share Exchange Agreement or any act or omission by the Executive in connection with the same.

     Actions taken by the Executive which are covered by this Agreement specifically include (by way of illustration), but are not limited to, (a) the payment of any salary, bonus or other compensation to any officer, director, or employee, (b) the reimbursement or payment of any expenses incurred by any such officer, director or employee, (c) the making or retention of any investments (including, without limitation, loans) by the Company, or (d) injury claims against the Company or the Executive based on negligence or other alleged tortious actions and which arise in connection with the conduct of the Company's business.

     The Executive shall indemnify the Company and hold it harmless from all liability and claims, including the cost of the defense thereof (including reasonable attorneys' fees) which have arisen or accrued or which hereafter may arise or accrue and are based upon acts taken without the consent or approval of the Board of Directors of the Company and which represent the Executive's deliberate malfeasance or gross negligence.

     14. Non-Competition. During the term of employment hereunder, and in the
         ---------------
event the Executive's employment is terminated pursuant to subparagraphs 10.1 or
10.2 hereof, then for a five (5) year period thereafter, the Executive will not directly for himself or any third party, become engaged in any business or activity which is directly in competition with any services or financial products sold by, or any business or activity engaged in by, the Company, Susquehanna or any of their Affiliates including, without limitation, any business or activity engaged in by any leasing company or any federally or state chartered bank, savings bank, savings and loan association, trust company and/or credit union, and/or any services or financial products sold by such entities, including, without limitation, the taking and accepting of deposits, the provision of trust services, the making of loans and/or the extension of credit, brokering loans and/or leases and the provision of insurance and investment services, within the states of New York, Pennsylvania, New Jersey, Delaware, Maryland or Virginia. This provision shall not restrict the Executive from owning or investing in publicly traded securities of financial institutions, so long as his aggregate holdings in any financial institution do not exceed ten percent (10%) of the outstanding capital stock of such institution.

     During the period of employment hereunder, and for a period of five (5) years thereafter no matter the reason of termination, the Executive will not solicit any person who was a customer of the Company during the period of the Executive's employment hereunder, or solicit potential customers who are or were identified through leads developed during the course of employment with the Company, or otherwise divert or attempt to divert any existing business of Company.

     The Executive will not, either during the period of employment hereunder or for a period of five (5) years thereafter directly for himself or any third party, solicit, induce, recruit or cause another person in the employment of the Company or any of its Affiliates to terminate his employment for the purposes of joining, associating, or becoming employed with any business or activity which is in competition with any services or financial products sold, or any business or activity engaged in, by the Company, or any business or activity in which the Executive has an interest.

     The Executive understands that in the event of a violation of any provision of this Agreement, the Company shall have the right to seek injunctive relief, in addition to any other existing rights provided in this Agreement or by operation of law, without the requirement of posting bond. The remedies provided in this section shall be in addition to any legal or equitable remedies existing at law or provided for in any other agreement between the Executive or the Company, and shall not be construed as a limitation upon, or as an alternative or in lieu of, any such remedies. If any provisions of this Agreement shall be held invalid for any reason whatsoever, the remaining provisions shall not be affected thereby.

     15. Survival. Notwithstanding anything to the contrary in this Agreement,
         --------
the parties
agree that the Executive's obligations under paragraphs 8, 9, 11, 13 and 14 of this Agreement will continue despite the expiration of the term of this Agreement or its termination.

     16.  Preemptive Considerations. Notwithstanding anything to the contrary
          -------------------------
set forth herein:

          16.1 If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Company's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)), the Company's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company may in its discretion (i) pay the Executive all or part of the compensation withheld while this Agreement's obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

          16.2 If the Executive is removed and/or permanently prohibited from participating in the conduct of the Company's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of the Company under the contract shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

          16.3 If the Company is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this subparagraph 16.3 shall not affect any vested rights of the parties.

     17.  Miscellaneous.
          -------------

          17.1 Assignment. This Agreement (including, without limitation,
               ----------
paragraph 14
hereof relating to non-competition) shall be binding upon the parties hereto, the heirs and legal representatives of the Executive and the successors and assigns of the Company. If the Company is merged with or into any other company or other entity, by operation of law, or otherwise, or if the Company sells all or substantially all of its stock or assets to any other company or other entity, the surviving or successor entity shall assume all obligations of the Company arising after such merger or sale under this Agreement and shall be assigned the benefits of the Company under this Agreement; and all references to the "Company" in this Agreement shall be deemed to refer to such surviving or successor entity.

          17.2 Definitions. The term "Company" shall mean the Company as
               -----------
hereinbefore defined or any entity succeeding to substantially all of the assets and business of the Company. The term "Affiliate" shall mean with respect to the Company, persons or entities controlling controlled by or under common control with the Company.

          17.3 Notices. Any notice required, permitted or intended to be given
               -------
under this Agreement shall be in writing and shall be deemed to have been given only if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

                  If to the Company, to:

                           Boston Service Company, Inc.
                           (t/a Hann Financial Service Corporation)
                           One Centre Drive
                           Jamesburg, NJ 08831
                           Attention:  Robert S. Bolinger, Director

                  With copies to:

                           Susquehanna Bancshares, Inc.
                           26 North Cedar Street
                           Lititz, PA 17543
                           Attention:  President and Chief Executive Officer

                  If to the Executive, to:

                           Michael J. Wimmer
                           34 Southwood Drive
                           Cherry Hill, NJ 08034

                  With copies to:

                           Capehart & Scatchard, P.A.
                           8000 Midlantic Drive, Suite 300
                           Mt. Laurel, NJ 08054
                           Attn:  Charles A. Rizzi, Jr. Esq.

          17.4 Entire Agreement. This Agreement constitutes the entire agreement
               ----------------
between the parties in connection with the subject matter hereof, supersedes any and all prior agreements or understandings between the parties and may only be changed by agreements in writing between the parties.

          17.5 Construction. This Agreement shall be construed and enforced in
               ------------
accordance with the laws of the Commonwealth of Pennsylvania.

          17.6 Section Headings. The section headings herein have been inserted
               ----------------
for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement the day and year first above written.

                                                    BOSTON SERVICE COMPANY, INC.

Witness:  /s/ Lisa M. Cavage                         By: /s/ Robert S. Bolinger
          -------------------------------                -----------------------

Witness:  /s/ Charles A. Rizzi, Jr.                      /s/ Michael J. Wimmer
          -------------------------                     ------------------------
                                                         Michael J. Wimmer

                                  Schedule 2.2


1.       Hann & Company
2.       Auto Lenders' Liquidation Center, Inc.
3.       MTW Realty LLC
4.       Michael Dodge

                                  Schedule 4.2


Provided that the Executive is employed with the Company on the date the bonus is to be paid to the Executive, the Executive shall receive an annual bonus based upon the following formula:


                  (A - B) divided by 0.6* x 50% = Annual Bonus

         A= the sum of: (a) the Company's net income (as determined in accordance with GAAP) for the Applicable Calendar Year, plus (b) Originated Loans and Leases multiplied by 30 basis points* for the Applicable Calendar Year (using a daily average), plus (c) any average annual cumulative cash federal tax savings provided by the Company that could not be used by the Company which benefits Susquehanna times the average one year U.S. Treasury rate for the Applicable Calendar Year determined by the beginning of the year rate and each of the four quarter-end rates for that year divided by five, then multiply that result by 0.6*, minus (d) the amount of all Risk Based Assets in excess of 10x the Company's Risk Based Capital x 1.2%.

         B= the Susquehanna common stock earnings per share target for the Applicable Calendar Year as determined by Susquehanna management in January of the Applicable Calendar Year, multiplied by the aggregate number of SBI Shares** exchanged for all of the issued and outstanding shares of BSC Shares** in accordance with the Share Exchange Agreement***

As used herein, the following capitalized terms shall have the following meanings:

         Applicable Calendar Year shall mean the year in which the bonus is earned (i.e., the bonus calculated in 2001 shall be earned in 2000).

         Originated Loans and Leases shall mean loan and lease net finance receivables approved by Susquehanna financial institutions and originated and serviced by BSC.

         Risk Based Assets and Risk Based Capital shall be calculated in accordance with the Board of Governors of the Federal Reserve System's regulatory risk based capital rules for Susquehanna and determined based upon the average of the beginning of the year and each of the four quarter-ends for the Applicable Calendar Year.

For each calendar year, Susquehanna shall determine the amount of the annual bonus, if any, to be paid to the Executive based upon the above formula. The annual bonus, if any, shall be paid

------------------------
*        To be adjusted if change in tax rate occurs.

**       As defined in the Share Exchange Agreement.

***      To be adjusted for subsequent stock splits, reverse stock splits, dividends, reclassifications or other similar changes to Susquehanna common stock.

to the Executive within 45 days after year-end (unless there is a dispute regarding the same, in which event the payment of such bonus shall be extended as provided below).

Within 30 days of the end of the applicable year, Susquehanna shall submit to the Executive the determination of the annual bonus and shall provide the Executive with access to all work papers used in the determination and the preparation of the same. Susquehanna's determination of the annual bonus shall become final and binding upon the parties unless within five (5) business days following its submittal to the Executive, the Executive shall notify Susquehanna in writing that he objects thereto. If the Executive shall so object, Susquehanna and the Executive shall negotiate in good faith to resolve any differences. If within 20 days following such notice by the Executive to Susquehanna (the "Negotiation Period") any of such differences have not been resolved (the "Disputed Matters"), then except as provided below, such Disputed Matters shall be submitted to arbitration in Harrisburg, Pennsylvania, unless the parties agree in writing to extend the Negotiation Period in an attempt to negotiate a settlement of such Disputed Matters. The arbitrator (the "Arbitrator") shall be PriceWaterhouseCoopers LLP, except that if PriceWaterhouseCoopers LLP is unwilling or unable to be the Arbitrator, then the Arbitrator shall be any nationally recognized accounting firm mutually agreed to by Susquehanna and the Executive. The Arbitrator shall consider only the Disputed Matters, and the arbitration shall be conducted in accordance with the rules of the American Arbitration Association then effect. The Arbitrator shall act promptly to resolve all Disputed Matters and its decision with respect to all Disputed Matters shall be final and binding upon the parties hereto and shall not be appealable to any court. The Arbitrator shall render an opinion in writing setting forth the basis of its decision on the Disputed Matters. The costs and expenses of the Arbitrator shall be borne by the non-prevailing party.